Exhibit 99.1

FOR IMMEDIATE RELEASE

Tuesday, May 11, 2010

SMTC Reports Positive First Quarter Results

Expects Sequential Second Quarter Revenue Growth

TORONTO – May 11, 2010— SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported 2010 first quarter results. Revenue for the first quarter was $61.4 million, increasing sequentially by $10.2 million or 20% and $16.5 million or 37% higher than the first quarter of 2009. Net income for the quarter, adjusted to exclude the $.6 million non-cash stock based compensation charge, was $2.6 million, or $0.18 per share. This compared to net income of $1.7 million or $0.12 per share in the fourth quarter of 2009 when adjusted to exclude a $0.5 million tax recovery. The net loss of the comparable period last year was $2.5 million and included restructuring charges and losses from discontinued operations approximating the net loss reported. Gross profit for the first quarter at $6.4 million compares with $5.9 million in the previous quarter and $3.9 million for the first quarter of 2009. Expressed as a percentage of revenue, gross margin remained strong and well ahead of the comparable period last year.

“As expected, SMTC produced strong first quarter results with revenue increasing 20% sequentially, the result of increased orders for most of SMTC’s longstanding customers combined with five newer customers ramping production. This was our third consecutive quarter of robust revenue growth”, stated John Caldwell, President and Chief Executive Officer. “We converted this increased revenue into more than a 50% sequential increase in net income adjusted for stock based compensation and income tax recoveries through leveraging our current manufacturing capacity and efficient cost structure”.

“Despite continuing higher inventory levels to support continuing quarterly growth, SMTC generated $3.7 million in cash during the quarter with most being applied to reduce debt”, stated Jane Todd, SVP Finance and Chief Financial Officer.

“We continue to see signs of economic recovery. We experienced wide spread increased customer orders in the first quarter and thus far in the second quarter. With this strong order intake combined with a large opening order backlog, we expect continued sequential second quarter revenue growth. Although we have less visibility beyond the second quarter, at this point we expect aggregate revenue in the last two quarters at least to attain the first half level,” stated Mr. Caldwell.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 413-1300,

Email: jane.todd@smtc.com

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	April 4, 2010	April 5, 2009

Revenue	$61,354	$44,938
Cost of sales	54,988	40,998

Gross profit	6,366	3,940
Selling, general and administrative expenses	3,730	3,519
Restructuring charges	—	815

Operating earnings (loss)	2,636	(394)
Interest expense	489	326

Earnings (loss) before income taxes	2,147	(720)
Income tax expense (recovery)
Current	95	29
Deferred	(15)	135

	80	164

Net earnings (loss) from continuing operations	2,067	(884)
Net loss from discontinued operations	—	(1,604)

Net income (loss), also being comprehensive income (loss)	$2,067	$(2,488)

Basic earnings (loss) per share
- continuing operations	$0.14	$(0.06)
- discontinued operations	$—	$(0.11)

Basic earnings (loss) per share	$0.14	$(0.17)

Diluted earnings (loss) per share
- continuing operations	$0.14	$(0.06)
- discontinued operations	$—	$(0.11)

Diluted earnings (loss) per share	$0.14	$(0.17)
Weighted average number of shares outstanding

Basic	14,654,392	14,646,333

Diluted	14,819,960	14,646,333

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	April 4, 2010	January 3, 2010
Assets

Current assets:
Cash	$1,837	$1,589
Accounts receivable - net	33,380	37,688
Inventories	45,506	37,026
Prepaid expenses	1,448	2,122

	82,171	78,425
Property, plant and equipment	14,342	14,266
Deferred financing fees	551	627
Deferred income taxes	305	290

	$97,369	$93,608

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$45,957	$41,589
Accrued liabilities	6,177	6,218
Income taxes payable	578	540
Current portion of long-term debt	4,663	5,013
Current portion of capital lease obligations	829	789

	58,204	54,149

Long-term debt	18,429	20,666
Capital lease obligations	337	543

Shareholders’ equity:
Capital stock	7,079	7,093
Additional paid-in capital	253,400	253,304
Deficit	(240,080)	(242,147)

	20,399	18,250

	$97,369	$93,608

Consolidated Statements of Cash Flows

(Unaudited)

(Expressed in thousands of U.S. dollars)	Three months ended
Cash provided by (used in):	April 4, 2010	April 5, 2009
Operations:
Net earnings (loss)	$2,067	$(2,488)
Items not involving cash:
Depreciation	607	717
Deferred income taxes	(15)	135
Non-cash interest	76	64
Stock-based compensation	574	10
Change in non-cash operating working capital:
Accounts receivable	4,308	762
Inventories	(8,480)	6,540
Prepaid expenses	674	(365)
Income taxes recoverable	38	(17)
Accounts payable	4,368	(5,093)
Accrued liabilities	(559)	(1,439)

	3,658	(1,174)

Financing:

Repayment of long-term debt - net	(2,587)	(306)
Principal payment of capital lease obligations	(166)	(384)
Proceeds from issuance of common stock	35	—

Deferred financing costs	—	(151)

	(2,718)	(841)

Investing:

Purchase of property, plant and equipment	(692)	(163)

	(692)	(163)

Increase (decrease) in cash	248	(2,178)

Cash, beginning of period	1,589	2,623

Cash, end of the period	$1,837	$445

Supplementary Information:

Reconciliation of EBITDA

	Three months ended
	April 4, 2010	April 5, 2009
Operating earnings (loss)	$2,636	$(394)
Add:
Depreciation	607	717
Restructuring charges	—	815

EBITDA	3,243	1,138